As filed with the Securities and Exchange Commission on October 23, 1996
                                                Registration No. 333-___________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  VIASOFT, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                  Delaware                                   94-2892506
--------------------------------------------------------------------------------
         (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)                 Identification No.)

                 3033 North 44th Street, Phoenix, Arizona 85018
--------------------------------------------------------------------------------
    (Address of Registrant's Principal Executive Offices, including zip code)

                VIASOFT, Inc. Outside Director Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

              Catherine R. Hardwick, General Counsel and Secretary
                                  VIASOFT, Inc.
                             3033 North 44th Street
                             Phoenix, Arizona 85018
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (602) 952-0050

--------------------------------------------------------------------------------
           (Telephohe number, including area code of agent of service)

                         CALCULATION OF REGISTRATION FEE
================================================================================

                                                       Proposed                 Proposed
 Title of                                              Maximum                   Maximum
Securities                    Amount                   Offering                 Aggregate               Amount of
   To Be                      To Be                      Price                  Offering              Registration
Registered                  Registered                Per Share *                 Price *                  Fee
----------                  ----------                -----------               ----------            ------------
Common Stock,                400,000                   $56.625                 $22,650,000               $7,810
$.001 par value

_________________________

* Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices reported on the consolidated reporting system as of October 21, 1996.

________________________________________________________________________________
In additional, pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to register any additional securities to be offered or issued to prevent dilution resulting from future stock splits, stock dividends or similar transactions.

                                                                    Page 1 of 22
                                                         Exhibit Index on Page 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The documents containing the information specified in Part I, Items 1 and 2, will be delivered to participants in accordance with Form S-8 and Securities Act Rule 428.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.       Incorporation of Certain Documents by Reference.
              ------------------------------------------------

              The following documents are hereby incorporated by reference into this Registration Statement: (a) the Registrant's Form 10-K for the year ended June 30, 1996; (b) all other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since June 30, 1996 and (c) the description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4.       Description of Securities.  Not applicable.
              --------------------------

Item 5.       Interests of Named Experts and Counsel.  Not applicable.
              ---------------------------------------

Item 6.       Indemnification of Directors and Officers.
              ------------------------------------------

              Article IX of the Company's Restated Certificate of Incorporation provides that the Company shall indemnify directors, officers, and their legal representatives, to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). The DGCL contains an extensive indemnification provision which permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In suits by or in the right of a corporation, only expenses and not judgments, fines, and amounts paid in settlement may be indemnified against. In addition, if the director or officer has been adjudged to be liable to the corporation in such a suit, indemnification of expenses must be approved by a court. Article IX of the Restated Certificate of Incorporation also provides that the Company may, in its discretion, indemnify employees and agents in circumstances where indemnification is not required by law.

              Article VIII of the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty. However, the provision does not eliminate or limit the liability of a director for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, for the payment of dividends or distributions or the redemption or purchase of the Company's shares of stock in violation of the DGCL, or for any transaction from which the director derives an improper personal benefit. This provision does not affect any liability of a director or officer under the federal securities laws.

              The Company currently maintains directors' and officers' liability insurance ("D&O Insurance") and expects to continue to carry D&O Insurance in the future. In addition, the Company has entered into an indemnification agreement with each of its directors ("Indemnification Agreements") under which the Company has indemnified each of them against expenses and losses incurred for claims brought against them by reason of being a director or officer of the Company. Under the Indemnification Agreements, the Company is not obligated to indemnify the director for expenses or losses in connection with claims ("Excluded Claims") which have been determined by final adjudication to be: (i) based on the director gaining any unentitled personal profit or advantage, (ii) for the return of illegal remuneration, (iii) for an accounting of profits made from the director's purchase or sale of the Company's securities within the meaning of Section 16 of the Securities Exchange Act of 1934 or similar state laws, (iv) resulting from the director's knowingly fraudulent, dishonest, or willful misconduct, (v) the payment of which by the Company pursuant to the Indemnification Agreement is not permitted by applicable law, (vi) as to which the director shall have been adjudged liable to the Company, unless the court determines that the director is fairly and reasonably entitled to indemnification, or (vii) the payment of which would exceed the maximum amount permitted by law to be paid as indemnification. Under the Indemnification Agreements, the directors each agree to reimburse the Company for amounts paid to them in the event that a final adjudication determines that the claim is either an Excluded Claim or the director is not otherwise entitled to payment under the Indemnification Agreement.

              The Company believes that the limitation of liability and indemnification provisions in its Restated Certificate of Incorporation, the D&O Insurance and the indemnification agreements will enhance the Company's ability to continue to attract and retain qualified individuals to serve as directors and officers. There is no pending litigation or proceeding involving a director, officer or employee of the Company to which the Indemnification Agreements would apply.

Item 7.       Exemption from Registration Claimed.  Not applicable.
              ------------------------------------

Item 8.       Exhibits.
              ---------

              Exhibit Index located at Page 8.

Item 9.       Undertakings.
              -------------

              (a)    The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;


                            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3)    To   remove   from   registration   by  means  of  a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, and the State of Arizona, on October 23, 1996.

                                  VIASOFT, Inc.


                                  By:  /s/ Steven D. Whiteman
                                       -----------------------------------------
                                       Steven D. Whiteman
                                       President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Signature                                     Title                             Date
                   ---------                                     -----                             ----
/s/ Steven D. Whiteman                                 Chief Executive Officer;              October 23, 1996
---------------------------------------------          Director
Steven D. Whiteman



/s/ Mark R. Schonau                                    Chief Financial Officer;              October 23, 1996
---------------------------------------------          Vice President; Treasurer
Mark R. Schonau



*/s/ Michael A. Wolf                                   Executive Vice President;             October 23, 1996
---------------------------------------------          Director
Michael A. Wolf



* /s/ John J. Barry III                                Director                              October 23, 1996
---------------------------------------------
John J. Barry III



* /s/ A. LeRoy Ellison                                 Director                              October 23, 1996
---------------------------------------------
A. LeRoy Ellison



* /s/ Robert C. Kagle                                  Director                              October 23, 1996
---------------------------------------------
Robert C. Kagle


* /s/ Alexander S. Kuli                                Director                              October 23, 1996
---------------------------------------------
Alexander S. Kuli

* /s/ J. David Parrish                                 Director                              October 23, 1996
---------------------------------------------
J. David Parrish



                                                       Director                              October 23, 1996
---------------------------------------------
Arthur C. Patterson



*By  /s/ Steven D. Whiteman
     ----------------------------------------
        Steven D. Whiteman
        Attorney-in-Fact

                                  EXHIBIT INDEX


    Exhibit                                                                                 Page or
    Number                              Description                                    Method of Filing
    ------                              -----------                                    ----------------
      4.1         Outside Director Stock Option Plan                        Incorporated by reference to Exhibit A
                                                                            of Registrant's Definitive Schedule
                                                                            14A Proxy Statement for the 1995
                                                                            Annual Meeting of Stockholders

      4.2         Restated Certificate of Incorporation                     Incorporated by reference to Exhibit
                                                                            3(d) of Form S-1 Registration
                                                                            Statement No. 33-88366 ("S-1
                                                                            #33-88366")

      4.3         Amended and Restated Bylaws                               Incorporated by reference to Exhibit
                                                                            3(e) of S-1 #33-88366

      4.4         Form of Certificate for Common Stock                      Incorporated by reference to Exhibit
                                                                            4(a) of S-1 #33-88366

       5          Form of opinion rendered by Catherine R. Hardwick,                        Page 9
                  General Counsel and Secretary for the Registrant
                  (including consent)

      23.1        Consent of independent public accountants                                 Page 10

      23.2        Consent of Counsel                                                     See Exhibit 5

      24.1        Power of Attorney of John J. Barry III                                    Page 11

      24.2        Power of Attorney of Michael A. Wolf                                      Page 13

      24.3        Power of Attorney of A. LeRoy Ellison                                     Page 15

      24.4        Power of Attorney of Robert C. Kagle                                      Page 17

      24.5        Power of Attorney of Alexander S. Kuli                                    Page 19

      24.6        Power of Attorney of J. David Parrish                                     Page 21

                                       8